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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF THE MAJESTIC STAR CASINO, LLC

                                               Jurisdiction Of
                                               Incorporation Or               Names Under Which The
Name                                           Organization                   Subsidiaries Do Business
----                                           ------------                   ------------------------
The Majestic Star Casino Capital Corp.         Indiana                        Majestic Star Casino

Majestic Investor, LLC                         Delaware                                  --

Majestic Investor Holdings, LLC                Delaware                                  --

Majestic Investor Capital Corp.                Delaware                                  --

Barden Mississippi Gaming, LLC                 Mississippi                    Fitzgeralds Casino Hotel

Barden Colorado Gaming, LLC                    Colorado                       Fitzgeralds Casino
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